Exhibit 10.3

AMENDMENT NO. 1

TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) is entered into as of this 27th day of March, 2020 by and between Shattuck Labs, Inc. (the “Company”) and Josiah C. Hornblower (the “Executive”) and amends that certain Employment Agreement dated as of December 5, 2019 (the “Agreement”) between the Company and the Executive.

WHEREAS, the Company currently employs the Executive pursuant to the terms of the Agreement;

WHEREAS, Section 11(c) of the Agreement provides that the Agreement may be amended by a written instrument signed by the Executive and the Company; and

WHEREAS, the Executive and the Company wish to amend and modify certain provisions in the Agreement as provided herein, while leaving unchanged all other provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the Company and the Executive hereby agree as follows:

1. Effective as of January 29, 2020, Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

2. Position; Duties. During the Employment Term, Executive shall serve as the Executive Chairman of the Company. In such position, Executive shall report directly to the Company’s Board of Directors (the “Board”) and shall have such duties and authority as are customary to such position and as otherwise determined from time to time by the Board. During the Employment Term, Executive agrees to devote Executive’s full time and reasonable best efforts to the performance of Executive’s duties to the Company. The foregoing shall not be construed to prohibit Executive from engaging in activities relating to serving on civic and charitable boards or committees, and managing personal investments, provided that such activities do not significantly interfere or conflict with the performance by Executive of Executive’s duties, responsibilities, or authorities hereunder.

2. The Executive hereby expressly waives any right to claim “Good Reason” (as defined in Section 7(a)(i) of the Agreement) by virtue of his change in title pursuant to this Amendment and any resulting change in his duties and responsibilities.

3. In consideration of his continued employment pursuant to the terms of the Agreement as amended hereby, the Executive, on behalf of himself and his heirs, executors, successors, and assigns, hereby releases and discharges the Company and its affiliates, and their respective agents, employees, representatives, officers, directors (individually and collectively), partners and the successors and assigns of any of them (collectively referred to as the “Released Parties”) from, and hereby waives, any claim, counterclaim or other action, whether known or unknown, against any Released Parties, that the Executive has or may have arising under statute, common law, policy, written or oral agreement, contract, understanding or otherwise (including any dispute arising under the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act, each as amended, and any similar state or local law regulating the employment relationship) arising prior to the date the Executive executes this Amendment. This release shall not, however, apply to the following: (i) any obligation of the Company to the Executive set forth in the Agreement as amended herein, (ii) the Executive’s rights to any vested benefits under any employee benefit plan of the Company, (iii) any rights of the Executive to indemnification or advancement of expenses under any of the organizational documents of, or any other agreement with, the Company or of any affiliate of the Company, (iv) and claims arising after the date hereof; or (v) any claim that cannot be waived under applicable law, including any rights to workers’ compensation insurance.

4. Except as otherwise set forth in this Amendment, all terms and provisions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Employment Agreement as of the date first set forth above.

EXECUTIVE

/s/ Josiah C. Hornblower
Josiah C. Hornblower

SHATTUCK LABS, INC.

By:	/s/ Taylor Schreiber
	Name:	Taylor Schreiber, MD, PhD
	Title:	Chief Executive Officer